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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of VitaminShoppe.com, Inc.
on Form S-1 of our report dated June 16, 1999 (                    , 1999 as to
Notes 6, 7 and 8 of Notes to Financial Statements), appearing in the prospectus which is a part of this registration statement.


We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.



--------------------------
DELOITTE & TOUCHE LLP
New York, New York
September 13, 1999




The accompanying financial statements include the effects of the stock split of the Company's common stock approved by the Company's Board of Directors in September 1999, to be effective immediately prior to the effective date of the Registration Statement. The above consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of the stock split, which is described in Note 8 of the notes to financial statements, and assuming that, from September 13, 1999 to the date of such stock split, no other events will have occurred that would affect the accompanying financial statements and notes thereto.




Deloitte & Touche LLP
New York, New York
September 13, 1999